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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of
                    the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  February 12, 1999
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                     Mechanical Technology Incorporated
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           (Exact name of registrant as specified in its charter)


                                 New York
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       (State or other jurisdiction of incorporation or organization)


         0-6890                                      14-1462255
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 (Commission File Number)             (I.R.S. Employer Identification No.)


968 Albany-Shaker Road, Latham, New York                      12110
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code   (518) 785-2211
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Item 5.   Other Events.

    Mechanical Technology Incorporated ("MTI"), Edison Development Corp., a subsidiary of DTE Energy ("DTE") and Plug Power, LLC ("Plug Power"), a joint venture between DTE and MTI, recently signed an agreement granting MTI and DTE warrants to each purchase up to 3 million shares of Plug Power Class A membership interests at $7.50 per share. In exchange, MTI and DTE agreed that if Plug Power's Board of Managers determines that Plug Power requires additional funding, it may request MTI and DTE to each exercise warrants for up to $7.5 million in 1999 and $15 million in 2000. If MTI or its affiliates or DTE do not exercise the warrants as requested, they forfeit warrants equal to three times the number of warrants they were asked to exercise. If Plug Power shares or interests are sold in an initial public offering for a price greater than $7.50 per share, MTI or its affiliates and DTE must exercise their warrants or forfeit them.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       MECHANICAL TECHNOLOGY INCORPORATED


Date: February 12, 1999               By:   /s/ Cynthia A. Scheuer
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                                           Cynthia A. Scheuer
                                           Chief Financial Officer